News Release

FIRST FINANCIAL CORPORATION
One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

For more information contact:
July 25, 2016	Rodger A. McHargue at (812) 238-6334

First Financial Corporation reports 2nd Quarter results

TERRE HAUTE, INDIANA - First Financial Corporation (NASDAQ:THFF) today announced results for the second quarter of 2016. Net income increased 18.9% to $8.2 million compared to $6.9 million for the same period of 2015. The increase was primarily driven by lower loan loss provisioning and lower benefits expense. Diluted net income per common share increased 25.9% to $0.68 from $0.54 for the comparable period of 2015.

The Corporation further reported net income of $21.9 million for the six months ended June 30, 2016 versus $14.7 million for the comparable period of 2015, an increase of 49.2%. Diluted net income per common share also increased 54.4% to $1.76 for the six months ended June 30, 2016 versus $1.14 for the comparable period of 2015. This increase included an after-tax gain on the sale of the Corporation’s insurance subsidiary of $5.84 million during the first quarter of 2016. Return on assets for the six months ended June 30, 2016 was 1.48% compared to .98% for the six months ended June 30, 2015.

Norman L. Lowery, President and Chief Executive Officer, commented, “We are pleased with our second quarter 2016 results. We continue to see increases in our interest income, have lower credit costs, and increases in most areas of our non-interest income. It was a very well-rounded quarter.”

Book value per share was $33.89 at June 30, 2016, a 9.0% increase from the $31.09 at June 30, 2016. Shareholders’ equity increased 3.6% to $413.2 million from $399.1 million on June 30, 2015.

On February 3, 2016 the Corporation announced a stock repurchase plan to acquire 5% of the Corporation’s outstanding common stock. During the second quarter of 2016 the corporation repurchased 72,174 shares as part of the repurchase plan, bringing the total shares repurchased to date to 558,174.

Average total loans for the second quarter of 2016 were $1.78 billion, an increase of $13.0 million or .7%, versus the $1.77 billion for the comparable period in 2015. Total loans outstanding were $1.80 billion, an increase from $1.78 billion as of June 30, 2015. On a linked quarter basis, average total loans increased $24.0 million, or 1.37%, from $1.76 billion for the quarter ending March 31, 2016.

Average total deposits for the quarter ended June 30, 2016 were $2.42 billion versus $2.46 billion as of June 30, 2015. On a linked quarter basis, average deposits increased $4 million to $2.42 billion for the quarter ending June 30, 2016.

The company’s tangible common equity to tangible asset ratio was 12.89% at June 30, 2016, compared to 12.15% at June 30, 2015.

Net interest income for the second quarter of 2016 was $26.1 million compared to the $25.9 million reported for the same period of 2015. The net interest margin for the six months ended June 30, 2016 increased to 4.05% compared to the 4.00% reported at June 30, 2015.

The provision for loan losses for the three months ended June 30, 2016 was $435 thousand compared to $1.15 million for the second quarter of 2015. Net charge-offs were $856 thousand for the second quarter of 2016 compared to $938 thousand in the same period of 2015. The Corporation’s allowance for loan losses as of June 30, 2016 was $19.5 million compared to $19.9 million as of June 30, 2015. The allowance for loan losses as a percent of total loans was 1.08% as of June 30, 2016 compared to 1.11% as of June 30, 2015.

Nonperforming loans decreased 23.1% to $27.6 million as of June 30, 2016 versus $35.8 million as of June 30, 2015. The ratio of nonperforming loans to total loans and leases was 1.53% as of June 30, 2016 versus 2.01% as of June 30, 2015.

Non-interest income for the three months ended June 30, 2016 was $8.2 million compared to $9.8 million as of June 30, 2015. The decline was primarily related to the sale of the Corporation’s insurance subsidiary, which reduced insurance commissions by $1.9 million quarter-over-quarter.

Non-interest expense for the three months ended June 30, 2016 decreased $2.6 million to $22.8 million compared to $25.3 million in 2015. On a year-over-year basis, salaries and employee benefits decreased $3.4 million, driven by lower health insurance and pension expense. The Corporation’s efficiency ratio was 53.69% for the six months ending June 30, 2016 versus 65.84% for the same period in 2015.

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana and Illinois, and The Morris Plan Company of Terre Haute.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
END OF PERIOD BALANCES
Assets	$2,958,016	$2,939,240	$2,973,821	$2,958,016	$2,973,821
Deposits	$2,394,334	$2,400,655	$2,398,574	$2,394,334	$2,398,574
Loans	$1,802,810	$1,763,659	$1,783,788	$1,802,810	$1,783,788
Allowance for Loan Losses	$19,504	$19,926	$19,861	$19,504	$19,861
Total Equity	$413,224	$411,912	$399,058	$413,224	$399,058
Tangible Common Equity	$376,472	$375,000	$355,997	$376,472	$355,997

AVERAGE BALANCES
Total Assets	$2,947,153	$2,959,007	$2,990,020	$2,953,080	$2,989,087
Earning Assets	$2,747,214	$2,724,926	$2,760,188	$2,736,070	$2,754,459
Investments	$945,948	$955,996	$977,537	$950,972	$973,426
Loans	$1,781,201	$1,757,811	$1,768,758	$1,769,506	$1,764,641
Total Deposits	$2,422,302	$2,418,668	$2,462,284	$2,420,485	$2,461,842
Interest-Bearing Deposits	$1,877,092	$1,873,070	$1,915,213	$1,875,081	$1,916,361
Interest-Bearing Liabilities	$44,852	$46,026	$43,413	$45,439	$44,101
Total Equity	$406,382	$414,974	$407,387	$410,678	$404,405

INCOME STATEMENT DATA
Net Interest Income	$26,059	$26,157	$25,924	$52,216	$51,919
Net Interest Income Fully Tax Equivalent	$27,602	$27,692	$27,491	$55,293	$55,050
Provision for Loan Losses	$435	$835	$1,150	$1,270	$2,600
Non-interest Income	$8,214	$21,484	$9,778	$30,580	$19,839
Non-interest Expense	$22,760	$22,465	$25,310	$46,107	$49,303
Net Income	$8,232	$13,675	$6,923	$21,907	$14,684

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$0.68	$1.08	$0.54	$1.76	$1.14
Cash Dividends Declared Per Common Share	$0.50	$—	$0.49	$0.50	$0.49
Book Value Per Common Share	$33.89	$33.58	$31.09	$33.89	$31.09
Tangible Book Value Per Common Share	$30.88	$30.57	$28.23	$30.91	$27.74
Basic Weighted Average Common Shares Outstanding	12,236	12,646	12,903	12,441	12,925

Key Ratios	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Return on average assets	1.12%	1.85%	0.93%	1.48%	0.98%
Return on average common shareholder's equity	8.04%	13.28%	6.80%	10.67%	7.26%
Efficiency ratio	63.55%	45.68%	67.91%	53.69%	65.84%
Average equity to average assets	13.89%	13.92%	13.62%	13.91%	13.53%
Net interest margin	4.04%	4.06%	3.99%	4.05%	4.00%
Net charge-offs to average loans and leases	0.19%	0.19%	0.14%	0.19%	0.18%
Loan and lease loss reserve to loans and leases	1.08%	1.13%	1.11%	1.08%	1.11%
Loan and lease loss reserve to nonperforming loans and other real estate	70.76%	84.38%	55.45%	70.76%	55.45%
Nonperforming loans to loans	1.53%	1.50%	2.01%	1.53%	2.01%
Tier 1 leverage	13.08%	13.05%	12.62%	13.08%	12.62%
Risk-based capital - Tier 1	17.46%	17.81%	17.30%	17.46%	17.30%

Asset Quality	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Accruing loans and leases past due 30-89 days	$7,435	$7,292	$5,193	$7,435	$5,193
Accruing loans and leases past due 90 days or more	$1,044	$858	$690	$1,044	$690
Nonaccrual loans and leases	$14,526	$13,248	$16,553	$14,526	$16,553
Nonperforming loans	$27,562	$23,615	$35,819	$27,562	$35,819
Other real estate owned	$2,837	$2,850	$3,625	$2,837	$3,625
Total nonperforming assets	$38,998	$39,617	$50,630	$38,998	$50,630
Total troubled debt restructurings	$9,155	$9,509	$14,951	$9,155	$14,951
Gross charge-offs	$1,842	$1,640	$1,823	$3,482	$3,302
Recoveries	$986	$785	$885	$1,771	$1,724
Net charge-offs/(recoveries)	$856	$855	$938	$1,711	$1,578

CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share data)

	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Cash and due from banks	$55,438	$88,695
Federal funds sold	5,500	9,815
Securities available-for-sale	876,538	891,082
Loans:
Commercial	1,082,461	1,043,980
Residential	430,082	444,447
Consumer	287,308	272,896
	1,799,851	1,761,323
(Less) plus:
Net deferred loan costs	2,959	2,485
Allowance for loan losses	(19,504)	(19,946)
	1,783,306	1,743,862
Restricted stock	10,848	10,838
Accrued interest receivable	10,869	11,733
Premises and equipment, net	49,353	50,531
Bank-owned life insurance	83,023	82,323
Goodwill	34,355	39,489
Other intangible assets	2,397	3,178
Other real estate owned	2,837	3,466
Other assets	43,552	44,573
TOTAL ASSETS	$2,958,016	$2,979,585

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$527,461	$563,302
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	44,664	46,753
Other interest-bearing deposits	1,822,209	1,832,314
	2,394,334	2,442,369
Short-term borrowings	62,247	33,831
FHLB advances	10,828	12,677
Other liabilities	77,383	80,392
TOTAL LIABILITIES	2,544,792	2,569,269

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-14,578,758 in 2016 and 14,557,815 in 2015
Outstanding shares-12,193,181 in 2016 and 12,740,018 in 2015	1,818	1,817
Additional paid-in capital	73,737	73,396
Retained earnings	411,423	395,633
Accumulated other comprehensive loss	(3,493)	(9,401)
Less: Treasury shares at cost-2,385,577 in 2016 and 1,817,797 in 2015	(70,261)	(51,129)
TOTAL SHAREHOLDERS’ EQUITY	413,224	410,316
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,958,016	$2,979,585

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Dollar amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME:
Loans, including related fees	$21,271	$20,763	$42,455	$41,570
Securities:
Taxable	3,694	3,991	7,525	8,052
Tax-exempt	1,818	1,790	3,640	3,569
Other	367	433	731	864
TOTAL INTEREST INCOME	27,150	26,977	54,351	54,055
INTEREST EXPENSE:
Deposits	1,030	997	2,017	2,017
Short-term borrowings	26	19	49	32
Other borrowings	35	37	69	87
TOTAL INTEREST EXPENSE	1,091	1,053	2,135	2,136
NET INTEREST INCOME	26,059	25,924	52,216	51,919
Provision for loan losses	435	1,150	1,270	2,600
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	25,624	24,774	50,946	49,319
NON-INTEREST INCOME:
Trust and financial services	1,292	1,253	2,626	2,745
Service charges and fees on deposit accounts	2,601	2,543	5,105	4,869
Other service charges and fees	3,149	3,000	6,149	5,838
Securities gains/(losses), net	10	10	13	14
Insurance commissions	33	1,956	2,305	3,509
Gain on sale of certain assets and liabilities of insurance brokerage operation	—	—	13,021	—
Gain on sales of mortgage loans	481	542	885	901
Other	648	474	476	1,963
TOTAL NON-INTEREST INCOME	8,214	9,778	30,580	19,839
NON-INTEREST EXPENSE:
Salaries and employee benefits	13,142	15,084	26,737	30,142
Occupancy expense	1,722	1,702	3,453	3,566
Equipment expense	1,808	1,702	3,645	3,474
FDIC Expense	403	450	854	880
Other	5,685	6,372	11,418	11,241
TOTAL NON-INTEREST EXPENSE	22,760	25,310	46,107	49,303
INCOME BEFORE INCOME TAXES	11,078	9,242	35,419	19,855
Provision for income taxes	2,846	2,319	13,512	5,171
NET INCOME	8,232	6,923	21,907	14,684
OTHER COMPREHENSIVE INCOME
Change in unrealized gains/losses on securities, net of reclassifications and taxes	1,262	(7,564)	5,300	(2,802)
Change in funded status of post retirement benefits, net of taxes	304	819	608	3,283
COMPREHENSIVE INCOME	$9,798	$178	$27,815	$15,165
PER SHARE DATA
Basic and Diluted Earnings per Share	$0.68	$0.54	$1.76	$1.14
Weighted average number of shares outstanding (in thousands)	12,236	12,903	12,441	12,925